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                         Smith & Company
    A Professional Corporation of Certified Public Accountants



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this amended Form S-1 registration statement of MW Medical, Inc. of our report dated March 12, 1999, on the financial statements for the year ended December 31, 1998.


                                 /s/ Smith & Company
                                 CERTIFIED PUBLIC ACCOUNTANTS

Salt Lake City, Utah
October 3, 2000




  10 West 100 South, Suite 700 * Salt Lake City, Utah 84101-1554
       Telephone: (801) 575-8297 * Facsimile: (801) 575-8306
                 E-mail: smith&co@smithandcocpa.com

Members: American Institute of Certified Public Accountants * Utah
         Association of Certified Public Accountants